                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549




                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       December 5, 1997
                                                 --------------------------


                        North Pittsburgh Systems, Inc.
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Pennsylvania                   0-13716                 25-1485389
-------------------------------------------------------------------------------
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)


            4008 Gibsonia Road, Gibsonia, Pennsylvania  15044-9311
-------------------------------------------------------------------------------
        (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code         (412) 443-9600
                                                   ----------------------------



-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.    Other Events
-------    ------------

The Registrant's Board of Directors has accepted with a deep sense of regret the resignation of its President, Gerald A. Gorman, as a consequence of ongoing health and medical problems. After more than 31 years of service, Mr. Gorman has also relinquished the various offices he holds with the Registrant's subsidiary companies: North Pittsburgh Telephone Company, Penn Telecom, Inc. and Pinnatech, Inc., including his position as President and General Manager of North Pittsburgh Telephone Company. Mr. Gorman will, however, retain his seat on the Boards of Directors of the Registrant and its subsidiaries.

At its December 5, 1997 meeting, Harry R. Brown was elected by the Registrant's Board of Directors as Senior Vice President of the corporation and as Senior Vice President and Acting General Manager of North Pittsburgh Telephone Company. Mr. Brown has had a long and distinguished background in telephony having started his North Pittsburgh Telephone Company career in 1960. He has served on the Boards of Directors of the Registrant and its subsidiaries since 1989 and has served as Vice President of the Registrant since 1992 and Vice President - Operations of North Pittsburgh Telephone Company since 1987 and Assistant General Manager since September, 1997. In addition, Mr. Brown also served as Assistant Vice President - Operations from 1986 to 1987, Network Engineering Manager from 1984 to 1986 and Equipment Supervisor from 1975 to 1984 of North Pittsburgh Telephone Company.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                              North Pittsburgh Systems, Inc.
                                        ----------------------------------------
                                                       (Registrant)



Date     12-12-97                             /s/ H. R. Brown
     -----------------                  ----------------------------------------
                                        H. R. Brown, Senior Vice President



                                      -2-